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EXHIBIT 11.1

Quaker City Bancorp, Inc.
Computation of Earnings Per Share

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
                                                   Three Months
                                                      Ended
                                                   September 30,
                                                       2001
                                                   -------------
A    Average common shares outstanding..........       4,995,339
                                                     -----------
B    Net earnings for period....................     $ 4,742,000
                                                     ===========
     Basic earnings per share [ B / A ].........     $      0.95
                                                     ===========

     Common share equivalents:
C    Average stock options outstanding..........         726,879
                                                     -----------
D    Average option exercise price..............     $     13.00
                                                     -----------
E    Exercise proceeds [ C x D ]................     $ 9,449,427
                                                     -----------
F    Tax benefit on non-qualified options.......     $ 3,114,509
                                                     -----------
G    Total exercise proceeds [ E + F ]..........     $12,563,936
                                                     -----------
H    Average market price in period.............     $     30.41
                                                     -----------
I    Shares repurchased at market price
      [ G / H ].................................         413,151
                                                     -----------
J    Increase in common shares [ C - I ]........         313,728
                                                     -----------
K    Shares outstanding and equivalents
      [ A + J ].................................       5,309,067
                                                     ===========
L    Net earnings for period....................     $ 4,742,000
                                                     ===========
     Diluted earnings per share [ L / K ].......     $      0.89
                                                     ===========
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